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                                                              Exhibit 99.H9

                                  SCHEDULE A
     to the Administration Agreement with Miller Anderson & Sherrerd, LLP, dated January 3, 1996 as amended November 16, 2000

                LISTING OF PORTFOLIOS SUBJECT TO THIS AGREEMENT
                -----------------------------------------------

                      Advisory Foreign Fixed Income
                      Advisory Foreign Fixed Income II
                      Advisory Mortgage
                      Balanced
                      Balanced Plus
                      Cash Reserves
                      Domestic Fixed Income
                      Equity
                      Fixed Income
                      Fixed Income II
                      Global Fixed Income
                      Growth
                      High Yield
                      Intermediate Duration
                      International Fixed Income
                      Limited Duration
                      Mid Cap Growth
                      Mid Cap Growth II
                      Mid Cap Value
                      Multi-Asset-Class
                      Multi-Market Fixed Income
                      Municipal
                      NY Municipal
                      Small Cap Growth
                      Small Cap Value
                      Special Purpose Fixed Income
                      Strategic Small Value
                      Targeted Duration
                      Value
                      Value II